EXHIBIT 10(f)

                              EMPLOYMENT AGREEMENT

     The Agreement is made as of September 1, 1995 between PIONEER FINANCIAL SERVICES, INC., a Delaware corporation with its principal place of business at 1750 E. Golf Road, Schaumburg, IL 60173 (hereinafter "Pioneer Financial"); and PETER W. NAUERT, an individual residing at 913 N. Main Street, Rockford, IL 61103 ( "Nauert").

                              W I T N E S S E T H:


     WHEREAS, Pioneer Financial is an insurance holding company which has life and accident and health insurance subsidiaries and affiliated administrative service and marketing companies; and

     WHEREAS, Nauert is currently Chairman and Chief Executive Officer of Pioneer Financial and Nauert possesses valuable skills, expertise and abilities in the life and accident and health insurance business; and

     WHEREAS, Pioneer Financial is desirous of retaining the services of Nauert as a key managerial employee; and

     WHEREAS, Nauert desires to be employed by Pioneer Financial on the terms set forth herein;

     NOW, THEREFORE, for and in consideration of the covenants contained herein, Pioneer Financial hereby employs Nauert and Nauert accepts such employment with Pioneer Financial upon the terms and conditions hereinafter set forth.

     1. Employment. Pioneer Financial hereby employs Nauert and Nauert hereby agrees to be employed by Pioneer Financial for a continually renewing term of three (3) years commencing on September 1, 1995, and continuing, without further action on the part of Pioneer Financial or Nauert, until terminated as provided herein (the "Term"), to perform the duties set forth herein.

     2. Duties. Subject to the control of the Board of Directors of Pioneer Financial, Nauert shall serve during the Term as Chairman and Chief Executive Officer of Pioneer Financial, and in such capacity shall render such services as the Board of Directors of Pioneer Financial shall direct. In addition, Nauert shall serve in such other offices or capacities as the Board of Directors of Pioneer Financial may from time to time determine. Nauert shall have such executive powers and authority as may reasonably be required by him in order to discharge such duties in an efficient and proper manner.

     3.   Compensation.   Pioneer Financial shall in the aggregate pay to Nauert
for all services to be rendered hereunder:

          (a) an annual base salary in an amount of not less than One Million Dollars ($1,000,000); provided that the Board of Directors of Pioneer Financial shall annually make a review of Nauert's salary and increase such annual base salary as it deems appropriate; and

          (b) such annual bonus, as may be determined by the Compensation Committee of the Board of Directors of Pioneer Financial, based upon the achievement of such Pioneer Financial company-wide performance standards as may be established by such Committee and approved by the stockholders of Pioneer Financial, provided, however, that Nauert shall be entitled to receive a bonus for 1995 based upon the criteria heretofore established by the Committee.

     4. Prior Employment Agreements. This Agreement supersedes all other existing employment agreements between Pioneer Financial or its subsidiaries and Nauert; provided, however, that Section 4 of that certain Employment Agreement, dated as of December 3, 1993, between Pioneer Financial and Nauert, all other provisions of such Agreement relating to the transactions contemplated in such
Section 4, and the rights and obligations of the parties thereunder and under the Note relating to the transactions contemplated in such Section 4, shall remain in full force and effect in accordance with their respective terms.

     5. Stock Options. Simultaneously with the execution and delivery of this Agreement, Pioneer Financial is issuing to Nauert options to purchase an aggregate of 500,000 shares of Pioneer Financial common stock. Such options are being issued subject to the approval by the stockholders of Pioneer Financial of an appropriate amendment to the Pioneer Financial 1994 Omnibus Stock Incentive Program (the "Plan") which would, among other things, increase the number of options which may be granted under the Plan to any participant in any year. Such options are exercisable as follows: 100,000 on or after the date of the execution and delivery of this Agreement at $15.25 per share; 100,000 on or after September 1, 1996 at $16.75 per share; 100,000 on or after September 1, 1997 at $18.50 per share; 100,000 on or after September 1, 1998 at $20.25 per share; and 100,000 on or after September 1, 1999 at $22.25 per share; provided, however, that none of such options are exercisable within six months of the date of grant. Such options (x) are exercisable only if Nauert is employed by PFS or one of its subsidiaries at the time they can first be exercised; and (y) have been issued on such other terms and conditions as are contained in the Option Agreement relating thereto.

     6. Benefits. During his employment hereunder, Nauert shall be entitled to participate in all employee benefits made available to management personnel of Pioneer Financial and its subsidiaries.

     7. Death. Nauert's employment by Pioneer Financial will terminate immediately upon his death; provided, however, that in the event of Nauert's death during the Term, Nauert's estate shall be entitled to receive the payment described in the last sentence of Section 9(c).

     8. Disability. If during Nauert's employment hereunder, Nauert becomes totally or partially disabled, Pioneer Financial shall continue to pay to Nauert as long as such disability continues during the Term (or until Nauert's employment is terminated by Pioneer Financial in accordance with Section 9 (if earlier)) the level of annual salary payable to Nauert at the date his disability is determined, reduced dollar-for-dollar to the extent of any disability insurance payments paid to Nauert through insurance programs, the premiums for which were paid by Pioneer Financial or its subsidiaries. For purposes of this Agreement, the term "total disability" shall mean Nauert's inability due to illness, accident or other physical or mental incapacity to engage in the full time performance of his duties under this Agreement as reasonably determined by the Board of Directors of Pioneer Financial based on such evidence as such Board shall deem appropriate. For purposes of this Agreement, "partial disability" shall mean Nauert's ability due to illness, accident or other physical or mental incapacity to engage in only the partial performance of his duties under this Agreement, as reasonably determined by the Board of Directors of Pioneer Financial based on such evidence as such Board shall deem appropriate.

     9.   Termination.

          (a) End of Term. Pioneer Financial shall have the right at any time during the Term, by action of its Board of Directors, to terminate this Agreement upon thirty-six (36) months prior written notice to Nauert.

          (b) For Cause. Pioneer Financial shall have the right to terminate Nauert's employment hereunder at any time during the Term "for cause". For purposes of this Agreement, "for cause" shall mean any of the following actions (or inactions) by Nauert: illegal conduct of a severity greater than a misdemeanor, gross neglect of, and the continued failure to perform substantially, Nauert's duties under this Agreement. Notwithstanding anything herein to the contrary, Nauert's inability to perform the duties of his position due to his total or partial disability (as defined herein) shall not be deemed to constitute cause.

          If, in the opinion of the Board of Directors of Pioneer Financial, Nauert's employment shall become subject to termination for cause, such Board of Directors shall give Nauert notice to that effect, which notice shall describe the matter or matters constituting such cause. If, at the end of such thirty
(30) day period, Nauert has not substantially eliminated or cured each such matter or matters, then Pioneer Financial shall have the right to give Nauert notice of the termination of his employment. Nauert's employment hereunder shall be considered terminated for cause as of the date specified in such notice of termination unless and until there is a final determination by a court of competent jurisdiction that the cause of termination of Nauert's employment did not exist at the time of giving said notice of termination. Upon termination of Nauert's employment "for cause", this Agreement shall terminate without further obligations to Nauert other than Pioneer Financial's obligation (a) to pay to Nauert in a lump sum in cash within thirty (30) days after the date of termination Nauert's base salary through the date of termination to the extent not theretofore paid and (b) to the extent not theretofore paid or provided, to pay or provide to pay, to Nauert on a timely basis any other amounts or benefits required to be paid or provided or which Nauert is eligible to receive under any plan, program, policy or practice or contract or agreement of Pioneer Financial.

          (c) Without Cause. Pioneer Financial shall have the right to terminate Nauert's employment hereunder without cause at any time during the Term. If the Board of Directors determines to terminate Nauert's employment without cause, Pioneer Financial shall give notice of such termination to Nauert and Nauert's employment hereunder shall be considered terminated without cause as of the date specified in such notice of termination. Upon the date of the termination of Nauert's employment without cause, Nauert shall be paid an amount equal to the present value, discounted to the present at an annual rate of 8%, of the salary which would have been payable during a period equal to the remainder of the Term, commencing on the date of termination at the rate of annual base salary payable to Nauert at the date of termination.

          (d) By Nauert. Nauert may terminate his employment hereunder at any time by retirement or resignation, upon notice to Pioneer Financial. Upon such termination by Nauert, no compensation for any period after the date of such termination shall be payable to Nauert; provided, however, that if such termination by Nauert is for "good reason" (as defined in Section 10(c)), then Nauert shall be entitled to the payment described in the last sentence of
Section 9(c).

          (e) Change in Control Effect. No payments shall be made to Nauert pursuant to this Section 9 in the event that Nauert is entitled to Change in Control Compensation pursuant to Section 10.

     10.  Change in Control.

          (a) Change in Control Severance Compensation. If (x) within 180 days following a Change of Control (as defined in Section 10(b)) is terminated by Nauert for any reason whatsoever, or (y) within two years following a Change in Control, Nauert's employment is terminated by Pioneer Financial other than "for cause" (as defined in Section 9(b) or is terminated by Nauert for "good reason" (as defined in Section 10(c)), then Nauert shall be entitled to receive from Pioneer Financial a lump sum cash payment in an amount ("Change in Control Compensation") equal to three times the average income reflected on the W-2 form or forms issued to Nauert by Pioneer Financial or its subsidiaries for services performed for them for the five (5) calendar years preceding the year in which such Change of Control occurs. Pioneer Financial shall pay such amount to Nauert within thirty (30) days of the date of termination. If Nauert's employment is terminated by Pioneer Financial for cause, by reason of Nauert's death or retirement, or by Nauert without good reason, the Change in Control Compensation will not be paid. If Nauert was totally or partially disabled as of the Change in Control, the Change in Control Compensation will not be paid.

b)   Change In Control.   For  purposes of this  Agreement, "Change in  Control"
shall mean the occurrence of any of the following events:

            (i) any person or persons acting as a group, other than a person which as of the date of this Agreement is the beneficial owner of voting securities of Pioneer Financial and other than Nauert or a group including Nauert, shall become the beneficial owner of securities of Pioneer Financial representing at least thirty-four percent (34%) of the combined voting power of Pioneer Financial's then outstanding securities; or

               (ii) any consolidation or merger to which Pioneer Financial is a party, if following such consolidation or merger, stockholders of Pioneer Financial immediately prior to such consolidation or merger shall not beneficially own securities representing at least sixty-seven percent (67%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

               (iii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of Pioneer Financial, other than to an entity (or entities) of which Pioneer Financial or the stockholders of Pioneer Financial immediately prior to such transaction beneficially own securities representing at least sixty-seven percent (67%) of the combined voting power of the outstanding voting securities.

          (c) Good Reason. For purposes of this Agreement, "good reason" shall mean any of the following:

               (i) a change in Nauert's status or position, the assignment to Nauert of any duties or responsibilities which are inconsistent with Nauert's status and position or a reduction in the duties and responsibilities to be exercised by Nauert;

               (ii) any action by Pioneer Financial which renders Nauert unable to effectively discharge his duties and responsibilities hereunder;

               (iii) the failure to maintain Nauert's minimum annual base salary in accordance with Section 3(a) or; in the event that such salary is increased during the Term as provided herein, any reduction in Nauert's then current annual base salary.

               (iv) a failure by Pioneer Financial to continue in effect, without material change, any benefit or incentive plan or arrangement in which Nauert and all other executive officers of Pioneer Financial participate, or the taking of any action by Pioneer Financial which would materially and adversely affect Nauert's participation in, or materially reduce Nauert's benefits under, any such plan or arrangement;

               (v) a relocation of Nauert's workplace by Pioneer Financial to any place outside the Chicago, Illinois metropolitan area, except for required travel by Nauert on Pioneer Financial's business to an extent substantially consistent with Nauert's business travel obligations hereunder prior to such relocation;

               (vi) a reduction by Pioneer Financial in Nauert's eligibility for paid vacation benefits under a program or policy applicable to Nauert and all other executive officers of Pioneer Financial; or

               (vii)     any  failure   by  Pioneer  Financial  to   obtain  the
assumption of this Agreement by any successor or assignee thereto.

11.  Confidential Information and Trade Secrets.

          (a) Nature. During Nauert's employment by Pioneer Financial, Nauert will enjoy access to Pioneer Financial's "confidential information" and "trade secrets". For purposes of this Agreement, "confidential information" shall mean information which is not publicly available, including without limitation, information concerning customers, material sources, suppliers, financial projections, marketing plans and operation methods, Nauert's access to which derives solely from Nauert's employment with Pioneer Financial. For purposes of this Agreement, "trade secrets" shall mean Pioneer Financial's processes, methodologies and techniques known only to those employees of Pioneer Financial who need to know such secrets in order to perform their duties on behalf of Pioneer Financial. Pioneer Financial takes numerous steps, including these provisions, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets.

          (b) Restricted Use and Non-Disclosure. Nauert, recognizing Pioneer Financial's significant investment of time, efforts and money in developing and preserving its confidential information, shall not, during his employment hereunder and for a two (2) year period after the end of Nauert's employment hereunder, use for his direct or indirect personal benefit any of Pioneer Financial's confidential information or trade secrets. For a two (2) year period after the end of Nauert's employment hereunder, Nauert shall not disclose to any person any of Pioneer Financial's confidential information or trade secrets.

          (c) Return of Pioneer Financial Property. Upon termination of Nauert's employment with Pioneer Financial, for whatever reason and in whatever manner, Nauert shall return to Pioneer Financial all copies of all writings and records relating to Pioneer Financial's business, confidential information or trade secrets which are in Nauert's possession of such time.

     12.  Non-Competition and Non-Solicitation.

          (a) Pioneer Financial's Investment. Pioneer Financial is spending and will spend much time, money and effort in building relationships with agents and insureds, and will pay Nauert valuable consideration pursuant hereto in exchange for Nauert's promises herein, including without limitation the covenants in Section 11 and in this Section 12. Pioneer Financial has engaged Nauert as Chairman and Chief Executive Officer of Pioneer Financial in order to, among other reasons, take advantage of Nauert's unique knowledge of, and contacts within, the life and accident and health insurance industry. Further, Pioneer Financial will invest significant time and money in the further development of Nauert's business ability, image and standing. As Nauert is Chairman and Chief Executive Officer of Pioneer Financial, the reputation and success of Nauert will be closely tied to the reputation and success of Pioneer Financial and, during the Term, Nauert will be heavily identified with Pioneer Financial's business.

          (b) Non-Competition. During Nauert's employment hereunder and for a twelve (12) month period after termination of such employment, unless such termination is made by Pioneer Financial without cause or unless there has been a Change in Control prior to such termination, Nauert shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where Pioneer Financial or any of its subsidiaries is engaged in business after the date hereof and prior to the termination of Nauert's employment, in a business the same as or similar to, any business now, or at any time after the date hereof and prior to Nauert's termination, conducted by Pioneer Financial or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder.

          (c) Non-Solicitation. During the twenty-four (24) month period following termination of Nauert's employment with Pioneer Financial, Nauert shall not, directly or indirectly induce employees of Pioneer Financial or any of its subsidiaries to leave such employment with the result that such employees would engage in business activities which are substantially similar or are closely related to the business activities such employee performed on behalf of Pioneer Financial and which compete against Pioneer Financial. Notwithstanding the above, in the event Nauert is terminated by Pioneer Financial without cause, then the twenty-four (24) month period referred to in this Section 12(c) shall be reduced to twelve (12) months.

       (d)  Enforceability.     The  necessity  of   protection  against  the
competition of Nauert and the nature and scope of such protection has been carefully considered by the parties hereto. The parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to the non-competition covenant in this Section 12 are fair, reasonable and necessary, that adequate compensation has been received by Nauert for such obligations, and that these obligations do not prevent Nauert from earning a livelihood. If, however for any reason any court determines that the restrictions in this Agreement are not reasonable, that consideration is inadequate or that Nauert has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 12 as will render such restrictions valid and enforceable.

     13. Retention of Pioneer Financial Stock. During the Term, Nauert shall retain, directly or indirectly, ownership of not less than 1,000,000 shares of Pioneer Financial common stock unless, and except to the extent, released from this obligation by a written release from Pioneer Financial. For purposes of this Agreement, "retain indirectly" shall mean and refer to any shares of Pioneer Financial common stock, which would be considered to be owned by Nauert under Section 267(c) of the Code, or the income of which would be taxable to Nauert, his spouse or his children, or to any trust of which Nauert would be deemed the owner under any of Sections 671 through 677, inclusive, of the Code.


     14. Right of First Refusal. During the Term, Nauert shall not transfer any shares of stock of Pioneer Financial for consideration to any person other than a relative of Nauert, unless Nauert has offered to transfer such shares to Pioneer Financial on the same terms, provided, however, that this provision shall not apply at any time when the average last reported sale price for Common Stock of Pioneer Financial on the New York Stock Exchange for the immediately preceding five (5) trading days is greater than or equal to $12.00 per share.


     15. Breach or Threatened Breach of Non-Competition Covenant. In the event of a breach or threatened breach by Nauert of any provision of Section 11 or 12 hereof, Nauert acknowledges that the remedy at law would be inadequate and that Pioneer Financial shall be entitled to an injunction restraining Nauert from such act or threatened breach. Nothing herein contained shall be construed as prohibiting Pioneer Financial from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of monetary damages.

     16.  Business Days.    Any date  specified  in this  Agreement which  is  a
Saturday, Sunday or legal holiday shall be extended to the first regular business day after such date which is not a Saturday, Sunday or legal holiday.

     17.  Choice  of  Law.    This  Agreement has  been  executed  and  made  in
accordance with the laws of the State of Illinois and is to be construed, enforced and governed in accordance therewith.

     18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     19. Entire Agreement Amendments. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as provided in Section 4 above, supersedes all other existing employment agreements between Pioneer Financial or its subsidiaries and Nauert. No change or modification of this Agreement, or any waiver of the provisions hereof, shall be valid unless the same is in writing and signed by the parties hereto. Waiver by any party hereto of a breach by the other party of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

     20. Headings. The headings used herein are for ease of interpretation and shall have no effect on the interpretation of any provision of this Agreement.

     21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall, until receipt of contrary written instructions, be delivered personally to, or mailed by certified or registered mail with proper postage prepaid, to the party at the address as follows:


     TO PIONEER FINANCIAL:    Pioneer Financial Services, Inc.
                         1750 E. Golf Road
                         Schaumburg, IL  60173



     TO NAUERT:               Mr. Peter W. Nauert
                         913 N. Main Street
                         Rockford, IL  61103



     22. Severability. If any provision of this Agreement is held for any reason to be invalid, it will not invalidate any other provisions of this Agreement which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto. Rather, such invalid provision shall be construed so as to give it the maximum effect allowed by applicable law. Any other written agreement between the parties hereto shall be conclusively deemed to be an agreement independent of this Agreement.


     23. Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other.


     24.  Time of the Essence.  Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed on December 22, 1995, but to be effective as of the date first above written.



Attest:                            "Pioneer Financial"

                                   PIONEER FINANCIAL SERVICES, INC.

_____________________________      By:  ___________________________________
                                   Title:  __________________________________



Witness:                           "Nauert"

______________________________     ________________________________________
                                   Peter W. Nauert





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